UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 27, 2019
(Date of earliest event reported)

ImmuCell Corporation
(Exact name of registrant as specified in its charter)

DE	001-12934	01-0382980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

56 Evergreen Drive Portland, Maine	04103
(Address of principal executive offices)	(Zip Code)

207-878-2770
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry Into a Material Definitive Agreement.

On March 27, 2019 ImmuCell Corporation (“the Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group LLC (the “Underwriter”) in connection with an underwritten public offering (the “Offering”) of 1,636,364 shares of the Company’s common stock, par value $0.10 per share (“Common Stock”). Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Company, an aggregate of 1,636,364 shares of Common Stock. The price to the public is $5.50 per share.

The Company estimates net proceeds from the offering to be approximately $8.3 million, after deducting underwriting discounts and commissions and estimated offering expenses. The Company intends to use a portion of the net proceeds of the offering for expansion of production capacity for its First Defense® product line, and it is increasingly likely that it will use a portion of those proceeds for expanded facilities to manufacture Re-Tain™. Any remaining available net proceeds will be used for reduction of indebtedness or general working capital.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the terms of the Underwriting Agreement and related lock-up agreements, the Company and all of its directors and executive officers also agreed not to sell or transfer any Common Stock held by them for 90 days after March 27, 2019 without first obtaining the written consent of the Underwriter, subject to certain exceptions, extensions and terms as set forth in the Underwriting Agreement.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference. The Underwriting Agreement is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 7.01 – Regulation FD Disclosure.

On March 29, 2019, ImmuCell Corporation (the "Company") issued a press release announcing closing of a previously announced underwritten public offering of 1,636,364 shares of common stock at a price to the public of $5.50 per share pursuant to the Registration Statement on Form S-3 (Registration Statement No. 333-228479) (the “Registration Statement”) previously filed with the Securities and Exchange Commission (the “SEC”) on November 20, 2018 and declared effective by the SEC on November 29, 2018, including the prospectus supplement dated March 27, 2019 to the prospectus included in the Registration Statement.

This Offering is discussed in greater detail in the Company’s press releases dated March 26, 2019 (which announces the commencement of the Offering), March 27, 2019 (which announces the pricing of the Offering) and March 29, 2019 (which announces the closing of the Offering), which press releases are attached as Exhibits 99.1, 99.2 and 99.3 to this Current Report on Form 8-K and are incorporated herein in their entirety.

Attached as Exhibit 5.1 to this Current Report and incorporated herein by reference is a copy of the opinion of Pierce Atwood LLP relating to the validity of the shares of common stock that were sold in the offering (the “Legal Opinion”). The Legal Opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement between the Company and Craig-Hallum Capital Group LLC, dated March 27, 2019
5.1	Opinion of Pierce Atwood LLP
23.1	Consent of Pierce Atwood LLP (contained in Exhibit 5.1)
99.1	Press Release of ImmuCell Corporation, dated March 26, 2019.
99.2	Press Release of ImmuCell Corporation, dated March 27, 2019.
99.3	Press Release of ImmuCell Corporation, dated March 29, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUCELL CORPORATION

Date: March 29, 2019	By:	/s/ Michael F. Brigham
Michael F. Brigham
President and Chief Executive Officer and Principal Financial Officer

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement between the Company and Craig-Hallum Capital Group LLC, dated March 27, 2019
5.1	Opinion of Pierce Atwood LLP
23.1	Consent of Pierce Atwood LLP (contained in Exhibit 5.1)
99.1	Press Release of ImmuCell Corporation, dated March 26, 2019.
99.2	Press Release of ImmuCell Corporation, dated March 27, 2019.
99.3	Press Release of ImmuCell Corporation, dated March 29, 2019.

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